Exhibit 5.1

BINGHAM McCUTCHEN LLP
150 Federal Street
Boston, MA 02110
617-951-8000

September 23, 2003

MSW Energy Holdings LLC
MSW Energy Finance Co., Inc.
MSW Energy Hudson LLC

c/o AIG Highstar Capital, L.P.
175 Water Street, 26th Floor
New York, New York 10038
Attention: Michael J. Miller

c/o DLJ Merchant Banking Partners
Eleven Madison Avenue, 16th Floor
New York, New York 10010
Attention: Daniel H. Clare

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to MSW Energy Holdings LLC, a Delaware limited liability company ("MSW"), MSW Energy Finance Co., Inc., a Delaware corporation ("MSW Finance"), and MSW Energy Hudson LLC, a Delaware limited liability company ("Hudson" and collectively with MSW and MSW Finance, the "Companies"), in connection with the Registration Statement on Form S-4, as amended (the "Registration Statement"), filed by the Companies with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of (i) $200,000,000 aggregate principal amount of 8 1/2% Series B Senior Secured Notes Due 2010 of MSW and MSW Finance (the "Exchange Notes"), issued in exchange for an equal aggregate principal amount of the outstanding 8 1/2% Series A Senior Secured Notes Due 2010 of MSW and MSW Finance (the "Old Notes"), and (ii) the guarantee by Hudson of the Exchange Notes (the "Note Guarantee").

        The Exchange Notes and the Note Guarantee are to be issued pursuant to an Indenture (the "Indenture"), dated as of June 25, 2003, by and among MSW, MSW Finance and Wells Fargo Bank Minnesota, National Association as the trustee thereunder (the "Trustee"), as supplemented by the Supplemental Indenture (the "Supplemental Indenture"), dated July 11, 2003, by and among the Companies and the Trustee. Capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Indenture.

        In connection with this opinion, we have examined originals or copies of: the Registration Statement; the Registration Rights Agreement; the Indenture (including the Note Guarantee set forth therein); the Supplemental Indenture (including the Note Guarantee set forth therein); the form of the Exchange Notes; resolutions duly adopted by the board of directors and/or sole member, as the case may be, of each of the Companies; and certified copies of the certificate of formation and limited liability company agreement of MSW, the certificate of incorporation and by-laws of MSW Finance, and the certificate of formation and limited liability company agreement of Hudson, each as amended to date. In addition, we have examined such other corporate, limited liability company and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for purposes of this opinion. The Indenture, the Supplemental Indenture, the Exchange Notes and the Note Guarantee are referred to herein collectively as the "Transaction Documents."

        We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

        For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws (other than state and local tax, antitrust, blue sky and securities laws, as to which we express no opinion) of the State of New York as applied by courts located in New York; the federal laws of the United States of America (except for tax, antitrust, blue sky and securities laws, as to which we express no opinion); the Delaware General Corporation Law, as applied by the courts of Delaware; and the Delaware Limited Liability Company Act, as applied by the courts of Delaware; and we express no opinion as to the laws of any other jurisdiction.

        We note that the Transaction Documents contain provisions stating that each is to be governed by the laws of the State of New York (each such contractual choice of law clause being referred to as a "Chosen-Law Provision"). Except to the extent that such a Chosen-Law Provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents.

        Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

  (a)
  We have assumed without any independent investigation that (i) the Trustee is, at all times relevant thereto, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and had and has the full organizational power, authority and legal right under its governing documents and applicable laws to execute, deliver and perform its obligations under the Transaction Documents to which it is party, (ii) the Trustee has duly authorized, executed and delivered each of the Transaction Documents to which it is party; and (iii) each of the Transaction Documents to which the Trustee is party is a valid, binding and enforceable agreement of the Trustee.

  (b)
  The enforcement of any obligations of, or any security interest granted by, any of the Companies or any other Person, whether under any of the Transaction Documents or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of, or any security interest granted by, any of the Companies or any other Person, whether under any of the Transaction Documents or otherwise.

  (c)
  The enforcement of the rights of any Person may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity, including, without limitation, concepts of materiality and reasonableness (regardless of whether such enforceability is considered in a proceeding at law or in equity), whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought and, as to any rights to any applicable collateral security, will be subject to a duty to act in a commercially reasonable manner.

  (d)
  We express no opinion as to the creation, attachment, priority of perfection of any security interest.

  (e)
  We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor.

  (f)
  We note that, under the laws of the State of New York, the remedies available in the State of New York for the enforcement of the Transaction Documents could be affected by any failure of any party not organized in New York (i) to become authorized, under Article 13 of the New York Business Corporation Law, to do business in the New York or (ii) to become authorized, under Article 5 of the New York Banking Law, to transact business in New York as a foreign banking corporation. Further, no opinion is given herein as to any other similar laws or requirements in any other jurisdiction.

  (g)
  We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

        Based upon the foregoing, and subject to the limitations and qualifications set forth above, we are of the opinion that:

        1.    The Exchange Notes have been duly authorized by MSW and MSW Finance and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, will be entitled to the benefits of the Indenture and will be the valid and binding obligations of MSW and MSW Finance, enforceable against MSW and MSW Finance in accordance with their terms.

        2.    When the Exchange Notes have been executed and authenticated in accordance with the provisions of the Indenture and the Exchange Offer, the Note Guarantee will be the valid and binding obligation of Hudson, enforceable against Hudson in accordance with its terms.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the related prospectus.

Very truly yours,
/s/ BINGHAM MCCUTCHEN LLP BINGHAM McCUTCHEN LLP